SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):
October 6, 2003



                              Eastman Kodak Company
            (Exact name of registrant as specified in its charter)



New Jersey                       1-87              16-0417150
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(State or Other Jurisdiction       (Commission    (IRS Employer
    of Incorporation)              File Number)  Identification No.)


                             343 State Street,
                          Rochester, New York 14650
         (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                             -----------




Item 5.  Other Events and Regulation FD Disclosure.

On October 6, 2003, Eastman Kodak Company issued a press release announcing its intention to offer approximately $500 million of convertible senior notes to qualified institutional buyers pursuant to rule 144A under the Securities Act of 1933. The terms of the offering are expected to include an option exercisable by the initial purchasers to purchase up to an additional $75 million in aggregate principal amount of the convertible senior notes. A copy of the press release is attached as exhibit 99.1 to this report.


Item 7.  Financial Statements and Exhibits


Exhibit No.

(4) E. Five-Year Credit Agreement among Eastman Kodak Company, The Banks Named Therein, J.P. Morgan Securities Inc.as Syndication Agent and Citibank, N.A. as Administrative Agent, Salomon Smith Barney Inc. and J. P. Morgan Securities Inc. as Co-Advisors, Co-Lead Arrangers and Co-Bookrunners, Dated as of July 13, 2001, $1,225,000,000.

      F. AMENDMENT NO. 1 to the Five-Year Credit Agreement among Eastman Kodak Company, The Banks Named Therein, J.P. Morgan Securities Inc. as Syndication Agent and Citibank, N.A. as Administrative Agent, Salomon Smith Barney Inc. and J. P. Morgan Securities Inc. as Co-Advisors, Co-Lead Arrangers and Co-Bookrunners, Dated as of July 12, 2002, $1,225,000,000.

      G.  364-Day Credit Agreement among Eastman Kodak
          Company, The Banks Named Therein, Citibank, N. A., as Administrative Agent, BNP Paribas as Syndication Agent and The Bank of Nova Scotia as Documentation Agent, Citigroup Global Markets Inc. and Scotia Capital as Joint Lead Arrangers, Citigroup Global
          Markets Inc. as Bookrunner, Dated as of July 11,
          2003, $1,000,000,000.

(99.1) Press release relating to the senior convertible notes dated October 6, 2003.



                                             SIGNATURES
					     ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ James M. Quinn
                                             ------------------------
                                             Name: James M. Quinn
                                             Title: Assistant General
                                                    Counsel, Secretary

Date:  October 7, 2003